EXHIBIT 17

                               AMENDMENT NO. 1 to

               AMENDED AND RESTATED DIRECTOR DESIGNATION AGREEMENT

     This Amendment No. 1 dated as of September 9, 2003 (this "Amendment") to the Amended and Restated Director Designation Agreement dated as of January 28, 2003 (the "Current Agreement", and as amended by this Amendment, the "Agreement"), is hereby entered into by and among XM Satellite Radio Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"); Clear Channel Investments, Inc., a corporation duly organized under the laws of the State of Nevada ("Clear Channel"); Hughes Electronics Corporation, corporation duly organized under the laws of Delaware ("Hughes"); American Honda Motor Co., Inc., a corporation duly organized under the laws of the State of California ("Honda"); and Madison Dearborn Capital Partners III, L.P. ("Madison Capital"), Madison Dearborn Special Equity III, L.P. ("Madison Equity"), and Special Advisors Fund I, LLC ("Madison Advisors" and, collectively with Madison Capital and Madison Equity, each an entity duly organized under the laws of the State of Delaware, "Madison"). Clear Channel, Honda, Hughes and Madison are collectively referred to herein as the "Investors." The Company and the Investors are collectively referred to herein as the "Parties." AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC and AEA XM Investors IIA LLC, each a limited liability company organized under the laws of the State of Delaware (individually or collectively "AEA XM") are becoming parties hereto solely for the purposes of agreeing to the amendment of the Current Agreement by this Amendment and terminating their respective rights and obligations thereunder. Upon effectiveness of this Amendment, each of AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC and AEA XM Investors IIA LLC shall cease to be a party to the Agreement and all of their respective rights and obligations thereunder shall be terminated.

                                   WITNESSETH

      WHEREAS, the Company, the Investors, and AEA XM are parties to the Current Agreement, dated as of January 28, 2003, that relates to the designation of the Company's directors; and

      WHEREAS, AEA XM desires to cease to be party to the Current Agreement and to cease to have any right that its designee be elected to the Company's Board of Directors; and

      WHEREAS, the Company and each of the Investors believe it to be in the best interests of the Company and the mutual best interests of each of the Investors to continue to have certain agreements with respect to the designation of directors of the Company.

      NOW, THEREFORE, in consideration for the mutual covenants contained herein, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      Section 1.1 Capitalized terms used but not otherwise defined herein shall have the receptive meanings as set forth in the Current Agreement. All references to the "Agreement" in the Current Agreement, as amended, shall be deemed to refer to the Current Agreement, as amended, supplemented or otherwise modified from time to time.

                                   ARTICLE II.

                             AMENDMENT of Article II

      Section 2.1 (a) Section 2.1 (a) of the Current Agreement is hereby amended by deleting Section 2.1(a)(v) thereof and substituting therefor the phrase "[Intentionally Deleted]"

      (b) Section 2.1(b) of the Current Agreement is hereby amended by deleting the third sentence thereof relating to the rights of AEA XM.

      (c) Section 2.4 of the Current Agreement is hereby deleted in its entirety and the following substituted therefor:

                  Section 2.4 Partial Termination. If the Investors at any time beneficially own in excess of 50% of the voting securities of the Company, then this Agreement shall terminate automatically as to the following, in all respects, first, Clear Channel, and second (if necessary), Madison, until the remaining Investors beneficially own 50% or less of the voting securities of the Company. The Parties shall take all actions to reflect any such partial termination as may be reasonably requested by the Company or any other Party. Thirty (30) days prior to a date for payment of interest (an "Interest Payment") under any of (i) the New Notes, (ii) the 10% Senior Secured Convertible Note due 2009 of the Company and XM Satellite Radio Inc. in favor of General Motors Corporation, and
            (iii) the Credit Agreement among the Company, XM Satellite Radio Inc. and General Motors Corporation, the Company shall calculate the Investors' beneficial ownership of voting securities of the Company (with a copy of such calculation to be furnished to each of the Investors). Each Investor shall provide the Company with at least ten (10) days prior written notice of its intent to purchase any voting securities of the Company. If any proposed purchase of voting securities or Interest Payment would cause the beneficial ownership of the Investors to be in excess of 50%, then the Parties shall take such actions as necessary to remove Investors as Parties to this Agreement in the order set forth above.

      (d) Schedule I of the Current Agreement is hereby amended by deleting the name, address and facsimile number of AEA XM.


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


                                  ARTICLE III.

                                  MISCELLANEOUS

      Section 3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF.

      EACH OF THE PARTIES ACKNOWLEDGES THAT (i) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED BUSINESS ENTITY CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, AND (ii) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS IT HAS DEEMED APPROPRIATE IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

      Section 3.2 Parties In Interest. This Agreement shall be binding upon and shall inure to the benefit of each Party and their respective successors and permitted assigns as provided for herein, and by their signatures hereto, and each Party intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

      Section 3.3 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      Section 3.4 Plural; Singular. When used herein, the singular of each term includes the plural and the plural of each term includes the singular.

      Section 3.5 Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one agreement and any Party hereto may execute this Agreement by signing any such counterpart.

      Section 3.6 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      Section 3.7 Future Assurances. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties as expressed herein.

      Section 3.8 Continued Validity of Agreement. The Current Agreement, as amended by this Amendment, shall continue in full force and effect among the Parties.


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


      Section 3.9 Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of the Investors incurred in connection herewith.


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


      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC.

By:
   ---------------------------
Name:
Title:

CLEAR CHANNEL INVESTMENTS, INC.

By:
   ---------------------------
Name:
Title:

HUGHES ELECTRONICS CORPORATION

By:
   ---------------------------
Name:
Title:

AMERICAN HONDA MOTOR CO., INC.

By:
   ---------------------------
Name:
Title:

MADISON DEARBORN CAPITAL PARTNERS III,    MADISON DEARBORN SPECIAL EQUITY III,
L.P.                                      L.P.
By Madison Dearborn Partners III, L.P.,   By Madison Dearborn Partners III, L.P.
its general partner                       its general partner
By Madison Dearborn Partners LLC, its     By Madison Dearborn Partners LLC, its
general partner                           general partner

By:                                       By:
   ---------------------------------      Name:
Name:
Title:                                    Title:

SPECIAL ADVISORS FUND I, LLC
By Madison Dearborn Partners III, L.P.,
its manager
By Madison Dearborn Partners LLC, its
general partner

By:
   --------------------------------
Name:
Title:



AEA XM INVESTORS I LLC                     AEA XM INVESTORS II LLC
By AEA XM Investors I LP, its Sole         By AEA XM Investors II LP, its Sole
Member                                     Member
By AEA XM Investors Inc., its General      By AEA XM Investors Inc., its General
Partner                                    Partner

By:                                        By:
   ---------------------------------            -----------------------------
Name:                                      Name:
Title:                                     Title:

AEA XM INVESTORS IA LLC                    AEA XM INVESTORS IIA LLC
By AEA XM Investors IA LP, its Sole        By AEA XM Investors IIA LP, its Sole
Member                                     Member
By AEA XM Investors Inc., its General      By AEA XM Investors Inc., its General
Partner                                    Partner

By:                                        By:
   ---------------------------------          ---------------------------------
Name:                                      Name:
Title:                                     Title:


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